For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc. Reports Third Quarter 2014 Financial Results

WALNUT CREEK, CA. – November 13, 2014 – Owens Realty Mortgage, Inc. (the “Company”) (NYSE MKT: ORM) today reported financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Financial Highlights
•	Net income attributable to common stockholders of $783,823, or $0.07 per diluted common share
•	Book value attributable to common stockholders of $16.93 per common share at September 30, 2014 as compared to $16.91 per common share at June 30, 2014
•	Declared quarterly dividends of $0.05 per share of common stock
•	FFO of $1,390,887, or $0.13 per diluted common share (see Non-GAAP Financial Measures)

Third Quarter 2014 Operational Highlights
•	Substantially completed the construction of the retail portion of the Chateau at Lake Tahoe project
o	Executed triple net lease agreements for approximately 75% of the currently available space as of the date of this release, with potential leases in negotiation for one of the four remaining spaces
•	Originated seven new loans and rewrote one loan in the quarter totaling $6,975,000 and received full or partial payoffs on five loans totaling $4,491,000
•	Net increase in loan investments from 29 to 34 with an average loan balance of $1,830,000

“We are pleased with the positive results achieved in the third quarter,” said William Owens, the Company’s Chairman and CEO. “We remain focused on growing the loan portfolio and maximizing the value of our real estate assets. We completed eight new loan transactions and made substantial progress on our development projects at Lake Tahoe and Miami. We expect to continue increasing our loan investment portfolio in the near-term as we continue to position certain real estate assets in our portfolio for sale beginning in the second quarter of 2015.”

Summary of Third Quarter 2014 Financial Results
The Company reported net income attributable to common stockholders of $783,823, or $0.07 per basic and diluted common share, for the quarter ended September 30, 2014 as compared to a net income of $701,074, or $0.06 per basic and diluted common share, for the quarter ended September 30, 2013. The increase was primarily a result of:

•
An increase in interest income on loans of $649,000 primarily due to an increase in the average balance of performing loans of approximately 23% and an increase in interest income collected on delinquent/impaired loans of approximately $350,000 during the quarter ended September 30, 2014 as compared to 2013;

•
An increase in rental and other income from real estate properties of $375,000 primarily due to increased rental rates and/or occupancy on certain of our properties and increased income from properties obtained via foreclosure in 2013 and 2014, net of reduced revenue as a result of the sale of three operating properties during 2013.

The increases in income were partially offset by the following:

•
An increase in provision for loan losses of $538,000 from a reversal of $420,000 for the quarter ended September 30, 2013 to a provision of $118,000 for the quarter ended September 30, 2014. During the quarter ended September 30, 2014, the Company increased the general allowance by $110,000 due to an increase in the balance of non-delinquent loans during the quarter and increased the specific allowance by $8,000 on two impaired loans. During the quarter ended September 30, 2013, the Company decreased the general allowance by $409,000 due to a decrease in the historical loss factor utilized and decreased the specific allowance by $11,000;

•
An increase in impairment losses on real estate of $124,000 as a result of a reduction in the fair market value recently estimated by management on one property held for sale during the quarter ended September 30, 2014;

•
An increase in interest expense of $209,000 due to interest incurred on the Company’s new lines of credit and the amortization of deferred financing costs on the lines of credit to interest expense during the quarter ended September 30, 2014; and

•
A decrease in gain on sale of real estate of $139,000. During the quarter ended September 30, 2014, one improved, residential lot was sold for $175,000, resulting in a gain of $105,000. During the quarter ended September 30, 2013, one office condominium unit was sold and deferred gains were recognized on a property sold during the second quarter of 2013 in the total amount of $252,000.

Quarter End Loan Portfolio Summary
The following tables set forth certain information regarding the Company’s loan portfolio at September 30, 2014 and December 31, 2013.

	September 30, 2014	December 31, 2013
By Property Type:
Commercial	$43,965,785	$26,158,878
Residential	16,257,359	27,461,913
Land	2,010,068	5,175,502
	$62,233,212	$58,796,293
By Position:
Senior loans	$56,313,212	$52,876,293
Junior loans*	5,920,000	5,920,000
	$62,233,212	$58,796,293
* The junior loans in our portfolio at September 30, 2014 and December 31, 2013 are junior to existing senior loans held by us and are secured by the same collateral.

The types of property securing the Company’s commercial real estate loans are as follows:

	September 30, 2014	December 31, 2013
Commercial Real Estate Loans:
Retail	$4,156,000	$4,140,000
Assisted care	4,021,946	4,021,946
Office	19,405,335	15,484,932
Industrial	3,070,000	1,245,000
Marina	3,200,000	—
Apartment	8,038,800	—
Restaurant	1,037,679	—
Golf course	1,036,025	1,267,000
	$43,965,785	$26,158,878

Loans by geographic location:

	September 30, 2014	Portfolio	December 31, 2013	Portfolio
	Balance	Percentage	Balance	Percentage
Arizona	$7,535,000	12.11%	$7,535,000	12.81%
California	42,982,316	69.07%	39,862,058	67.80%
Hawaii	1,450,000	2.33%	1,450,000	2.47%
Louisiana	1,320,000	2.12%	1,520,000	2.58%
Oregon	1,250,000	2.01%	—	—%
Pennsylvania	4,021,946	6.46%	4,021,946	6.84%
Utah	1,813,882	2.91%	2,391,286	4.07%
Washington	1,860,068	2.99%	2,016,003	3.43%
	$62,233,312	100.00%	$58,796,293	100.00%

Quarter End Real Estate Property Portfolio

The following tables set forth certain information regarding the Company’s real estate portfolio at September 30, 2014 and December 31, 2013.

Real Estate Held for Investment:

	September 30, 2014	December 31, 2013
Land (including land under development)	$68,407,529	$46,873,135
Residential	47,466,560	47,037,370
Retail	3,890,967	15,588,452
Office	9,199,850	9,348,331
Industrial	4,516,541	4,605,910
Storage	3,871,858	3,943,780
Marina	3,186,967	2,028,855
	$140,540,272	$129,425,833

Real Estate Held for Sale:

	September 30, 2014	December 31, 2013
Residential	$93,647	$93,647
Land	1,527,360	3,427,200
Retail	11,534,319	—
Golf course	2,011,685	1,961,284
Marina	236,500	408,000
	$15,403,511	$5,890,131

Non-GAAP Financial Measures

Funds from Operations

We utilize supplemental non-GAAP measures of operating performance, including funds from operations (“FFO”), an industry-wide standard measure of REIT operating performance. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with that of other REITs. We determine FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), as net income (loss) attributable to common stockholders (computed in accordance with GAAP), plus depreciation and amortization of real estate and other assets, amortization of deferred financing costs, impairments of real estate assets, provisions for loan losses and losses from sales of real estate, reduced by gains from sales of real estate and foreclosure of loans, accretion of discounts on loans and extraordinary items, and after adjustments for unconsolidated ventures.

Our calculation of FFO may not be comparable to similar measures reported by other REITs. This non‐GAAP financial measure should not be considered as an alternative to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor is it indicative of cash flows from operating and financial activities.

We urge investors to carefully review the GAAP financial information included as part of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table reconciles FFO to comparable GAAP financial measures:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Funds from Operations
Net income attributable to common stockholders	$783,823	$701,074	$4,355,270	$8,562,023
Adjustments:
Depreciation and amortization of real estate and other assets	549,189	539,532	1,642,922	1,941,887
Amortization of deferred financing costs	42,335	—	78,261	—
Depreciation allocated to non-controlling interests	(32,241)	(31,404)	(96,806)	(151,919)
Accretion of discount on loan to interest income	(36,600)	—	(85,403)	—
Provisions for impairment of real estate assets	123,500	—	179,040	—
Provision for (reversal of) loan losses	117,680	(419,860)	141,032	(7,376,344)
Gain on sales of real estate assets	(113,113)	(251,887)	(2,740,105)	(2,712,096)
Gain on foreclosure of loan	—	—	(257,020)	(952,357)
Adjustments for unconsolidated ventures	(43,686)	(38,946)	(42,357)	(38,572)
FFO attributable to common stockholders	$1,390,887	$498,509	$3,174,834	$(727,378)
Basic and diluted FFO per common share	$0.13	$0.04	$0.29	$(0.06)

Conference Call
The Company will host a conference call to discuss the results on Thursday, November 13, 2014, at 10:00 a.m. PT / 1:00 p.m. ET.

To participate in the call, please dial (877) 407-0784 (United States) or (201) 689-8560 (International) and request the Owens Realty Mortgage call. A live webcast of the call will also be available on the Company’s website at www.owensmortgage.com.  Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the webcast will be available approximately one hour after completion of the live event and will be accessible on the Company's website at www.owensmortgage.com for 30 days.  A dial-in replay of the call will also be available to those interested until December 13th.  To access the replay, dial (877) 870-5176 (United States) or (858) 384-5517 (International) and enter code: 13592599.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, prospects, and anticipated events, including the maximum borrowings available under its credit facilities, anticipated construction progress and completion, potential leasing activities, and repositioning of real estate assets, are based on current information, estimates, and projections; they are subject to, risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.
Consolidated Balance Sheets
(UNAUDITED)

	September 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$4,060,675	$8,158,734
Restricted cash	5,580,485	4,095,435
Loans, net of allowance for losses of $4,880,120 and $4,739,088, respectively	57,353,092	54,057,205
Interest and other receivables	1,953,562	1,673,978
Other assets, net of accumulated depreciation and amortization of $1,042,776 and $976,090, respectively	1,104,797	1,102,683
Deferred financing costs, net of accumulated amortization of $147,376	922,563	95,000
Investment in limited liability company	2,184,939	2,142,582
Real estate held for sale	15,403,511	5,890,131
Real estate held for investment, net of accumulated depreciation of $5,992,168 and $9,599,719, respectively	140,540,272	129,425,833
Total Assets	$229,103,896	$206,641,581
LIABILITIES AND EQUITY
LIABILITIES:
Dividends payable	$538,400	$180,000
Due to Manager	195,615	293,776
Accounts payable and accrued liabilities	3,350,699	2,710,745
Deferred gains	687,207	3,313,169
Lines of credit payable	20,852,700	—
Notes payable	14,579,543	13,917,585
Total Liabilities	40,204,164	20,415,275
Commitments and Contingencies (Note 13)
EQUITY:
Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 10,768,001 and 10,794,209 shares outstanding at September 30, 2014 and December 31, 2013, respectively	111,981	111,981
Additional paid-in capital	182,437,522	182,437,522
Treasury stock, at cost – 430,118 and 403,910 shares at September 30, 2014 and December 31, 2013, respectively	(5,349,156)	(5,023,668)
Retained earnings	5,089,312	2,348,575
Total stockholders’ equity	182,289,659	179,874,410
Noncontrolling interests	6,610,073	6,351,896
Total Equity	188,899,732	186,226,306
Total Liabilities and Equity	$229,103,896	$206,641,581

OWENS REALTY MORTGAGE, INC.
Consolidated Statements of Operations
 (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenues:
Interest income on loans	$1,399,122	$749,929	$3,564,842	$2,360,891
Gain on foreclosure of loan	—	—	257,020	952,357
Rental and other income from real estate properties	3,262,549	2,887,984	8,936,923	8,408,351
Income from investment in limited liability company	43,686	38,946	126,357	118,572
Other income	—	98	19	1,620
Total revenues	4,705,357	3,676,957	12,885,161	11,841,791
Expenses:
Management fees to Manager	435,652	373,067	1,275,901	1,264,668
Servicing fees to Manager	39,605	33,915	115,991	115,333
General and administrative expense	285,669	496,088	1,090,876	1,193,954
Rental and other expenses on real estate properties	2,061,330	2,071,900	5,953,775	6,403,757
Depreciation and amortization	549,189	539,532	1,642,922	1,941,887
Interest expense	338,225	129,229	718,707	385,064
Provision for (reversal of) loan losses	117,680	(419,860)	141,032	(7,376,344)
Impairment losses on real estate properties	123,500	—	179,040	—
Total expenses	3,950,850	3,223,871	11,118,244	3,928,319
Operating income	754,507	453,086	1,766,917	7,913,472
Gain on sales of real estate, net	113,113	251,887	2,740,105	2,712,096
Net income	867,620	704,973	4,507,022	10,625,568
Less: Net income attributable to non-controlling interests	(83,797)	(3,899)	(151,752)	(2,063,545)
Net income attributable to common stockholders	$783,823	$701,074	$4,355,270	$8,562,023

Per common share data:
Basic and diluted earnings per common share	$0.07	$0.06	$0.40	$0.76
Basic and diluted weighted average number of common shares outstanding	10,768,001	11,196,646	10,768,495	11,197,622
Dividends declared per share of common stock	$0.05	$0.05	$0.15	$0.20